Exhibit 10.1

CONSENT TO ASSIGNMENT AND LIMITED WAIVER

TO AGREEMENT AND PLAN OF MERGER

This Consent to Assignment and Limited Waiver to Agreement and Plan of Merger, dated as of November 20, 2013 (this “Consent and Waiver”), is entered into by and among CIM Urban REIT, LLC, a Delaware limited liability company (“CIM”), CIM Merger Sub, LLC, a Delaware limited liability company (“CIM Merger Sub”), PMC Commercial Trust, a Texas real estate investment trust (“Trust”), and Southfork Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Trust (“Trust Merger Sub”).

RECITALS

WHEREAS, CIM, CIM Merger Sub, Trust and Trust Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of July 8, 2013 (the “Merger Agreement”), pursuant to which CIM Merger Sub will merge into Trust Merger Sub;

WHEREAS, each capitalized term used, but not defined, herein shall have the meaning given to such term in the Merger Agreement;

WHEREAS, the parties understand and acknowledge (a) the formation of Urban Partners II, LLC, a Delaware limited liability company (“Urban II”), by CIM, (b) the expected formation of Urban Partners GP, LLC, a Delaware limited liability company (“Urban GP”), by Urban II, (c) the expected contribution by CIM to Urban II of all of the equity interests it holds in CIM Merger Sub, (d) the expected contribution by CIM and CIM Urban Partners GP, LLC, a California limited liability company (“CIM GP”), to Urban II of their partnership interests in the CIM Partnership, and the expected contribution by Urban II to CIM Merger Sub of its partnership interests in the CIM Partnership and its membership interests in Urban GP, and (e) the expected contribution by CIM and CIM GP to Urban II of their rights and obligations under the Merger Agreement with respect to, and only with respect to, the receipt and ownership of the Merger Consideration (in the form of PMC Commercial Common Shares and PMC Commercial Preferred Shares, as provided in the Merger Agreement); and

WHEREAS, the parties desire to enter into this Consent and Waiver to provide for (a) certain conforming clarifications to the Merger Agreement to reflect the formation of Urban II and its ownership of CIM Merger Sub, (b) Urban II’s succession to CIM’s and CIM GP’s ownership of the limited partnership interests of the CIM Partnership and certain of their rights and obligations under the Merger Agreement as aforesaid, (c) the waiver of any requirements in the Merger Agreement that Trust register or list the Trust Preferred Shares to be issued in the Merger, and (d) a right of termination of the Merger Agreement after March 31, 2014, rather than after December 31, 2013.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Consent and Waiver.

(a)

Merger Consideration. In light of the formation of Urban II by CIM and the expected contribution by CIM to Urban II of all of the equity interests of CIM Merger Sub, under Section 3.1(a) of the Merger Agreement, as of the Effective Time, Urban II shall cease to have any rights with respect to the equity interests of CIM Merger Sub, except the right to receive, upon the surrender of the Certificates in accordance with Article IV of the Merger Agreement, the Merger Consideration. Further, in

accordance with Section 4.1 of the Merger Agreement, at the Effective Time Urban II shall surrender the Certificates for cancellation and the Surviving Entity shall issue to Urban II certificates representing the Merger Consideration. Finally, Urban II shall succeed to CIM and CIM GP’s rights and obligations under the Merger Agreement associated with its receipt and ownership of the Merger Consideration.

(b)	Other Transactions. Section 4.3 of the Merger Agreement is clarified to provide that prior to the Effective Time, (i) Urban II will form Urban GP, which will be admitted to the CIM Partnership as a successor general partner, (ii) CIM and CIM GP will contribute all of their partnership interests in the CIM Partnership to Urban II, and CIM will contribute to Urban II its membership interests in CIM Merger Sub, and (iii) Urban II shall contribute its limited partnership interests in the CIM Partnership and its membership interests in Urban GP to CIM Merger Sub. In addition to the foregoing, the parties understand and acknowledge that CIM GP will not be contributing its general partnership interests in the CIM Partnership to the Surviving Entity as described in Section 4.3(d) of the Merger Agreement, simultaneously with the Effective Time.

(c)	Registration Rights and Lockup Agreement; Voting. Urban II, rather than CIM and CIM GP, shall execute and deliver the Registration Rights and Lockup Agreement with Trust, as provided in Section 4.3(h) and as otherwise contemplated in the Merger Agreement. The form of Registration Rights and Lockup Agreement shall be modified accordingly and, further, Section 1.13(c) shall be deleted from the form of Registration Rights and Lockup Agreement. Further, Urban II agrees to vote all of the Trust Common Shares and Trust Preferred Shares held by it immediately after the Effective Time in favor of the approval of the matters set forth in the Subsequent Proxy Statement in accordance with Section 8.18(c) of the Merger Agreement.

(d)	General. The Merger Agreement shall otherwise be deemed clarified in recognition of the events set forth in the third Recital hereof, which events are approved by the parties hereto, and the terms of this Section 1.

(e)	Registration and Listing. The parties hereto waive the requirements in the Merger Agreement that require the registration under applicable securities laws and listing on a national securities exchange of the Trust Preferred Shares to be issued pursuant to the Merger Agreement (including the Trust Common Shares issuable upon conversion of such Trust Preferred Shares), including without limitation such requirements in Sections 8.1, 8.12, 9.1(c) and 9.1(e) of the Merger Agreement.

(f)	Termination Date. The parties agree that the “Termination Date,” as that term is defined and used in the Merger Agreement, shall mean “March 31, 2014” rather than “December 31, 2013”.

2.	Miscellaneous.

(a)

Representations and Acknowledgements of CIM and CIM Merger Sub Relating to Urban II. Urban II is a limited liability company, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite limited liability power and authority to carry on its business as now being conducted. Urban II has the requisite limited liability company power and authority to execute this Consent and Waiver as provided below, and to consummate the Transactions. The execution and delivery of this Consent and Waiver by Urban II and the consummation of the Transactions to which it is a party have been duly authorized by all necessary limited liability company or other actions on the part of Urban II. True correct and complete copies of the organizational or governing documents of Urban II (as of the date hereof and as expected to be in effect on the Effective Time) have been provided to Trust, and such organizational or governing documents are currently, and/or as of the Effective Time will be, as applicable, in full force and effect (and without any modification thereto). As of the date hereof, the sole holder of equity interests in Urban II is CIM. As of the Effective Time, the sole holders of equity interests in Urban II shall be CIM and CIM GP, and immediately prior to giving effect to the Merger at the Effective Time, the sole holder of equity interests in CIM Merger Sub shall be Urban II. As of the date hereof, Urban II is managed by its sole member, CIM. As of the

Effective Date, Urban II shall be solely managed by its managing member, CIM GP. As of the date hereof and immediately prior to the Effective Time, Urban II is an “accredited investor,” as that term is defined in Rule 501 promulgated under the Securities Act. Further, it is acknowledged that (a) Urban II is acquiring the Trust Preferred Shares to be issued pursuant to the Merger Agreement (together with the Trust Common Shares issuable upon conversion of such Trust Preferred Shares, the “Private Placement Shares”) for its own account, for investment purposes only, and not with a view to or for the resale or other distribution thereof, (b) the Private Placement Shares have not been, and will not be, registered under the Securities Act or the securities laws of any state and, therefore, cannot be transferred or resold unless registered under the Securities Act and the applicable securities laws of any state or unless an exemption from registration is available, and (c) the certificates representing the Private Placement Shares shall include a legend stating that such shares have not been registered under the Securities Act or the applicable securities laws of any state and shall refer to the restrictions on transferability and sale of such shares.

(b)	Ratification and Confirmation. Except as expressly set forth in this Consent and Waiver, the terms, provisions and conditions of the Merger Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

(c)	Governing Law. THIS CONSENT AND WAIVER AND ALL CLAIMS AND CAUSES OF ACTION THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CONSENT AND WAIVER OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS CONSENT AND WAIVER, SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED, GOVERNED BY AND IN ACCORDANCE WITH THE CHOICE OF LAW AND VENUE CLAUSES SET FORTH IN SECTION 11.7 OF THE MERGER AGREEMENT.

(d)	Binding Effect. This Consent and Waiver shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(e)	Entire Agreement; Third Party Beneficiaries. Except as set forth in this Consent and Waiver, provisions of the Merger Agreement which are not inconsistent with this Consent and Waiver shall remain in full force and effect. Nothing in this Consent and Waiver, expressed or implied, is intended, or shall be deemed, to confer on a person other than the Parties hereto or to the Merger Agreement, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Consent and Waiver, except as provided in Section 11.6 of the Merger Agreement (including, without limitation, after the Effective Time, the rights of the holders of the Trust Common Shares to require that Urban II comply with its obligations set forth in Section 1(c) of this Consent and Waiver to the same extent as if it were originally named in Section 8.18 of the Merger Agreement).

(f)	Severability. If any provision of this Consent and Waiver or the application thereof under certain circumstances is held invalid or unacceptable by any court of competent jurisdiction, the other provisions of this Consent and Waiver will remain in full force and effect. Any part of this Consent and Waiver held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(g)	Counterparts. This Consent and Waiver may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to be duly executed by their respective duly authorized officers as of the date first written above.

PMC COMMERCIAL TRUST

By:	/s/ Jan F. Salit
	Name:	Jan F. Salit
	Title:	President and Chief Executive Officer

SOUTHFORK MERGER SUB, LLC

By:	/s/ Jan F. Salit
	Name:	Jan F. Salit
	Title:	President and Chief Executive Officer

CIM URBAN REIT, LLC

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President and Chief Financial Officer

CIM MERGER SUB, LLC

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned acknowledges and agrees to the foregoing terms of this Consent and Waiver, and specifically agrees to be bound by the rights and obligations under the Merger Agreement with respect to its receipt and ownership of the Merger Consideration (including, without limitation, its voting obligations in connection therewith).

URBAN PARTNERS II, LLC

By:	CIM Urban Partners GP, LLC, a California Limited liability company

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President and Chief Financial Officer

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